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                      EXHIBIT 23

              Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (File No. 33-91250) of Rochester Telephone Corp. of our report dated January 22, 1996 appearing on pages 23 and 24 of Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of this Form 10-K.



/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP

Rochester, New York
March 22, 1996